Exhibit 10.3

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
CONTRACT DEVELOPMENT MANUFACTURE AGREEMENT
Between
Serum Life Sciences Limited
and
Novavax, Inc.
Dated October 21, 2021

CONTRACT DEVELOPMENT MANUFACTURE AGREEMENT
This CONTRACT DEVELOPMENT MANUFACTURE AGREEMENT (“Agreement”) is entered into as of October 21, 2021 (“Effective Date”) by and between Novavax, Inc., a Delaware USA corporation having a place of business at 21 Firstfield Rd., Gaithersburg, MD 20878 (“Novavax”) and Serum Life Sciences Limited, a company duly incorporated having its registered office situated in England and Wales, formerly known as Covicure Holdings Limited having its principal office at 12 New Fetter Lane, London, United Kingdom, EC4A 1JP (“SLS”). Novavax and SLS may, from time to time, be individually referred to as a “Party” and collectively referred to as the “Parties.”
RECITALS
Whereas, Novavax is developing vaccine product candidates comprised of (i) its proprietary antigens, including, but not limited to, its BV2373 and BV2438 antigens targeting SARS-CoV-2 (each an “Antigen”) and (ii) its Matrix-M™ adjuvant (“Adjuvant”) and is seeking to engage a manufacturer to supply commercial quantities of Drug Product(s) (as defined below); and
Whereas, SLS is engaged in the business of supply, distribution and marketing of vaccine products, life-saving drugs and other pharmaceutical products at commercial scale; and
Whereas, Novavax wishes to engage SLS to Develop (as defined below) or have Developed, Manufacture (as defined below) or have Manufactured and supply of Drug Product, either itself or through one or more Affiliates or Subcontractors, in a manner as provided in this Agreement; and
Whereas, the Parties are entering into this Agreement to govern SLS’ Development, Manufacture and supply (itself or through one or more Affiliates or Subcontractors) of Novavax’ requirements for Drug Products for further commercial use and sale by Novavax in the Territory (as defined below).
Now, Therefore, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:
Article I

DEFINITIONS
1.1.“Additional Quantity” has the meaning set forth in Section 4.3.1 (Acceptance of Purchase Order).
1.2.“Adjuvant Components” the components of the Adjuvant, Matrix-A and Matrix-C.
1.3.“Affiliates” means,
(i)with respect to Novavax, any Person that controls, is controlled by, or is under common control with another Person, and
(ii)with respect to SLS, mean any [***].
For purposes of the preceding definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with) shall mean the possession,

directly or indirectly, of more than 50% of the outstanding voting securities of or comparable equity interest in any other type of a Person, or otherwise having the legal power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
1.4.“Agreement” has the meaning set forth in the preamble.
1.5.“Antigen” has the meaning set forth in the preamble.
1.6.“Applicable Law” means, as may be applicable to each Party respectively for their performance of this Agreement or any SOW, any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule or regulation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including the applicable regulations and guidance of the FDA, EMA (and national implementations thereof), or MHRA, and any other applicable Regulatory Authority that constitute good clinical practices or good laboratory practices or GMP or good clinical practices (and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any applicable Governmental Authority).
1.7.“Background Intellectual Property” means any and all Intellectual Property of a Party, which, (1) already existed as of the Effective Date of this Agreement or (ii) as demonstrated by corroborating evidence, was developed or obtained by or on behalf of such Party independent of this Agreement, and without reliance upon the Confidential Information of the other Party.
1.8.“Batch” means a quantity of Drug Product that is intended to have uniform character and quality and that has been or is being supplied in accordance with the applicable Specifications during the same cycle of Manufacturing.
1.9.“Breaching Party” has the meaning set forth in Section 11.2 (Termination for Cause).
1.10.“Business Day” means any day other than a Sunday, or bank or other public holiday in either Washington D.C., U.S.A, or London, England.
1.11.“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th, or December 31st in any Calendar Year.
1.12.“Calendar Year” means any calendar year beginning on January 1st and ending on December 31st.
1.13.“Certificate of Analysis” or “CoA” means, with respect to a Batch, a certificate in the applicable format for the applicable Drug Product manufactured under GMP, from time to time during the Term, issued by SLS, either itself, or through an Affiliate or Subcontractor, and executed by SLS’ responsible person certifying that a Batch meets the Drug Product Requirements and such other criteria as identified in the Certificate of Analysis.
1.14.“Certificate of Conformance” or “CoC” means, with respect to a Batch, a certificate in the applicable format for the applicable Drug Product from time to time during the Term, issued by SLS’, either itself or through an Affiliate’s or Subcontractor’s, quality department and executed by SLS’ responsible person (a) listing the date of manufacture, unique Batch number, and quantity of Drug Product in such Batch, (b) certifying that such Batch was Manufactured in compliance with the applicable Drug Product Requirements, and (c) certifying that all investigative and corrective action reports are completed and approved.
1.15.“Change Order” has the meaning set forth in Section 2.3 (Change Order).
1.16.“Claims” has the meaning set forth in Section 10.1 (Indemnification by SLS)
1.17.“CMC” means chemistry, manufacturing, and controls.
1.18.“Commercial” or “Commercialize” or “Commercialization” means to market, promote, otherwise offer for sale, distribute, and sell the Drug Products. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.19.“Commercially Reasonable Efforts” means, with respect to an objective, [***].
1.20.“Confidential Information” has the meaning set forth in Section 8.1 (Definition).
1.21.“Cure Period” has the meaning set forth in Section 11.2 (Termination for Cause).
1.22.“Delivery” has the meaning set forth in Section 4.4 (Delivery). “Deliver” and “Delivered” will be construed accordingly.
1.23.“Delivery Date” has the meaning set forth in Section 4.3 (Purchase Orders).
1.24.“Destination” has the meaning set forth in Section 4.4 (Delivery).
1.25.“Develop” or “Development” means to discover, research, or otherwise develop any compound or product, including conducting non-clinical research or clinical trials prior to or after receiving Regulatory Approval and any formulation, Technology Transfer or Process Development with respect to any compound or product. When used as a verb, “Develop” means to engage in Development.
1.26.“Development Batch” or “Development Drug Product” means the Batch or Drug Product produced during Development including Process Development and before receiving Regulatory Approval through the applicable standard review procedure for the Commercialization of the Drug Product. For greater clarity, Emergency Use Drug Product shall be deemed as Development Drug Product.
1.27.“Disclosing Party” has the meaning set forth in Section 8.1 (Definition-Confidential Information).
1.28.“Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.
1.29.“Drug Product(s)”/ “Product(s)” means vaccine resulting from the filled and finished form of the Antigen and the Adjuvant that SLS shall have Manufactured through an Affiliate or Subcontractor, under and in conformance with the Drug Product Requirements, including Development Drug Product, all as applicable pursuant to the relevant Statement of Work(s).

1.30.“Drug Product Requirements” means the applicable Specifications and the requirements and/or criteria of or set forth in the Certificate of Analysis, and Certificate of Conformance, GMP, the Master Batch Record, this Agreement, the Quality Agreement, any applicable Regulatory Approval, the requirements of all applicable Regulatory Authorities, and Applicable Law.
1.31.“Effective Date” has the meaning set forth in the preamble.
1.32.“EMA” means the European Medicines Agency, or any successor agency thereto.
1.33.“Emergency Use Drug Products” means the Drug Product(s) through conditional Regulatory Approval of unapproved medical, pharmaceutical or vaccine products or unapproved uses of approved medical products to be used in public health emergency based on a minimum set of available quality, safety and performance data including without limitation Emergency Use Listing Procedure by WHO (“EUL”), or any other conditional Regulatory Approval granted by an applicable Regulatory Authority.
1.34.“Equipment” shall mean, if and where applicable, any equipment (a) provided by Novavax or (b) procured by or on behalf of SLS and charged to Novavax under a Statement of Work.
1.35.“Exploit” means to Develop or have Developed, Commercialize, Manufacture or have Manufactured, and otherwise exploit. When used as a verb, “Exploit” and “Exploiting” means to engage in Exploitation and “Exploited” has a corresponding meaning.
1.36.“Facility” means any facility set forth on Exhibit A (Facilities) in which Drug Product is Manufactured, either by SLS itself or through an Affiliate or Subcontractor, or the activities related to Process Development are carried out by SLS, either itself or through an Affiliate or Subcontractor. For the purpose of clarity, consent of Novavax is hereby deemed granted for the Facilities listed in the Exhibit A as of the Effective Date.
1.37.“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
1.38.“Force Majeure” has the meaning set forth in Section 13.13 (Force Majeure).
1.39.“Good Manufacturing Practices” or “GMP” means all applicable current good manufacturing practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 11, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 guidelines, and/or (d) the equivalent Applicable Law in any relevant country or region, each as may be amended and applicable from time to time.
1.40.“Governmental Authority” means any court, judicial, legislative, administrative or Regulatory Authority, commission, department, board, bureau or body, or other government authority or instrumentality or any person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign or domestic, whether federal, state, provincial, municipal, or other.
1.41.“Improvements” means all discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights, and other Intellectual Property in such Improvements, that are made, discovered, conceived, created, invented, developed, or reduced to practice in the performance of this Agreement, and includes Novavax Improvements and SLS Improvements.

1.42.“Indemnified Party” has the meaning set forth in Section 10.3 (Indemnification Procedure).
1.43.“Initial Forecast” has the meaning set forth in Section 4.2 (Forecast).
1.44.“Indirect Tax” means goods and services tax (“GST”), value added tax (“VAT”), sales tax, service tax, customs duties, excise taxes or any other similar taxes.
1.45.“Intellectual Property” means all copyrights, trademarks, patents, trade secrets, designs, information, documentation, drawings, methods, techniques, data, regulatory submissions, specifications, and other intellectual property of any kind (whether or not protected under patent, trademark, copyright or similar laws), and includes all Intellectual Property in Know-How.
1.46.“Know-How” means any records, chemical or biological materials, know-how, processes, techniques, show-how, design information, information, formulations, technology, practices, trade secrets, inventions, methods, data (including animal data, raw data, clinical data, and quality control data) and results in any form whatsoever, whether patentable or not.
1.47.“Laboratory” has the meaning set forth in Section 4.5.1 (Non-Conformance Disputes).
1.48.“Latent Defect” means a defect which is not a Manufacturing Defect, and which relates to a defect in the Adjuvant and/or Antigen that Novavax supplies to SLS under this Agreement, which causes the Drug Product to be defective and/or non-conforming with the Drug Product Requirements.
1.49.“Losses” has the meaning set forth in Section 10.1 (Indemnification by SLS).
1.50.“Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, Deliver, or otherwise ship or temporarily store the Drug Product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing any product or any component thereof.
1.51.“Manufacturing Defect” means a defect resulting from performance of the Manufacturing Process that causes a Batch of Drug Product to fail to conform to the Drug Product Requirement, which condition is not capable of being discovered upon inspection and testing in accordance with Section 4.5 (Non-Conforming Batches).
1.52.“Manufacturing Process” means the process, or applicable portion(s) thereof for the Manufacture, analysis, documentation, quality evaluation, storage, and shipping of components, intermediates, and Drug Product.
1.53.Master Batch Record” means the production record and data for a Batch, which will be prepared and maintained in SLS’ standard format in accordance with the Quality Agreement. Master Batch Records and other Batch documents shall be written in English.
1.54.“MHRA” means the Medicines & Healthcare products Regulatory Agency in the United Kingdom.
1.55.“Non-Breaching Party” has the meaning set forth in Section 11.2 (Termination for Cause).

1.56.“Novavax Improvements” means any and all Improvements related to the Antigen, Adjuvant and Adjuvant Components whether made, discovered, conceived, created, invented, developed, or reduced to practice by either Party or jointly by both Parties.
1.57.“Novavax Supplied Items” means the items specifically set forth in this Agreement or SOWs as being provided by Novavax to SLS, together with any other tangible items, information, or documentation supplied by Novavax in connection with the performance of this Agreement or SOW, including but not limited to the Manufacturing Process, Antigen the Adjuvant Components, any active pharmaceutical ingredient, critical reagents, master cell bank, working cell bank, master virus seed, plasma, component, or Raw Materials.
1.58.“Party” and “Parties” has the meaning set forth in the preamble.
1.59.“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.
1.60.“Process Development” means the conduct by SLS, either itself or through an Affiliate or Subcontractor, of activities to develop, confirm and/or refine processes for producing the Drug Product and/or activities to develop, scale-up, optimize, qualify and/or validate the Manufacturing Process (including process performance qualification) suitable for GMP Manufacture of the Drug Product.
1.61.“Project Managers” has the meaning set forth in the preamble in Section 2.2
1.62.“Purchase Order” has the meaning set forth in Section 4.3 (Purchase Orders).
1.63.“Quality Agreement” means the agreement between the Parties, attached to this Agreement and incorporated herein, establishing the quality assurance standards and responsibilities between SLS and Novavax for the Manufacture of Drug Products to be performed by SLS, either itself or through an Affiliate or Subcontractor, for Novavax.
1.64.“Raw Materials” has the meaning set forth in Section 2.5 (Raw Materials).
1.65.“Recall” means any recall or market withdrawal of any Drug Product that was Manufactured, either by SLS itself or through an Affiliate or Subcontractor, under this Agreement.
1.66.“Receiving Party” has the meaning set forth in Section 8.1 (Definition-Confidentiality).
1.67.“Regulatory Approval” means all technical, medical, and scientific licenses, registrations, authorizations, and approvals of any Regulatory Authority necessary for the Development, Manufacture or Commercialization of a pharmaceutical or biologic product in a given country in the Territory.
1.68.“Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for a Drug Product in the Territory, including, without limitation, the FDA in the United States and the EMA in the European Union.
1.69.“Representative” has the meaning set forth in Section 8.2 (Obligations).

1.70.“Services” means the Process Development or Manufacturing activities to be performed by SLS, either itself or through an Affiliate or Subcontractor, as set forth in this Agreement including the applicable Statement of Work(s).
1.71.“SLS Improvements” shall means any and all Improvements, either by SLS itself or through an Affiliate or Subcontractor, other than Novavax Improvements, in and to, the Manufacturing Process, and including Process Developments, made, discovered, conceived, created, invented, developed, or reduced to practice solely by SLS, its Affiliate or a Subcontractor during the Manufacture of the Drug Product.
1.72.“Specifications” means the specifications for the Drug Product that are set forth in the applicable SOW (as such schedule may be updated from time to time pursuant to Section 3.2 (Specifications and Manufacturing Process).
1.73.“Statement of Work” or “SOW” means a mutually agreed upon document setting forth the scope of the project, general statement of stages and activities, pricing, the schedule of milestones, INCOTERMS for Novavax Supplied Items, deliverables and payments and other pertinent information, in order to prepare for, initiate and conduct the Services, including, as applicable, the project plan, Technology Transfer and Process Development for and Manufacture of the applicable Drug Product. Once finalized and signed by all Parties, the SOW is incorporated into and deemed a part of this Agreement.
1.74.“Subcontractor” means a Third Party(ies) engaged by a Party to perform certain obligations or exercise certain rights on behalf of such Party under this Agreement (including any other contract manufacturers).
1.75.“Supply Failure” has the meaning set forth in Section 4.4.4 (Failure to Satisfy Delivery Date).
1.76.“Technology Transfer” means the transfer from Novavax to SLS of Novavax Supplied Items and any other Intellectual Property associated therewith as set forth in the SOW(s), in Novavax possession and control that is necessary for SLS to perform Process Development and scale- up related to the planned Manufacture of the Drug Product.
1.77.“Term” has the meaning set forth in Section 11.1 (Term).
1.78.“Territory” means the entire world, except for India, unless specified otherwise in a SOW.
1.79.“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.80.“U.S.” means the United States of America, including all territories and possessions, as constituted as of the Effective Date.
1.81.“Updated Forecast” has the meaning set forth in Section 4.2 (Forecast).
Article II

STATEMENTS OF WORK; TECHNOLOGY TRANSFER; PROCESS DEVELOPMENT
1.82.Statement(s) of Work. Novavax and SLS shall coordinate to perform all activities related to Technology Transfer (as may be necessary), Process Development and any Manufacture of Drug Products, subject to the terms and conditions set forth in this Agreement and the SOW(s). Prior to commencing Services, the Parties shall agree upon and execute a SOW, which shall, without limitation, identify the Antigen involved and detail the stages, activities and responsible Party, approvals, timelines, deliverables, financials related to each transaction and/or other information pertinent to the Services.
1.83.Project Managers. The day-to-day interactions and management with respect to a SOW will be performed by two project managers, one appointed by each Party and each one having the authority to manage activities under the SOW on behalf of their respective Party (“Project Managers”). The Project Managers shall be the principal point of contact between the Parties with respect to the performance of the applicable SOW. As part of their duties, the Project Managers shall establish operating guidelines, define communication formats, form and approve project teams and monitor general progress and budget against the applicable SOW. The Project Managers will meet at regular intervals and will coordinate calls/meetings between project teams and management as they deem necessary to implement the applicable SOW.
1.84.Change Orders. If the Parties desire to change the Services or other obligations under a particular SOW, SLS, either itself or through an Affiliate or Subcontractor, shall prepare a change order or amendment to the SOW detailing the nature of such proposed changes and impact of such changes on the SOW’s budget and project timelines (each a “Change Order”) for Novavax review and approval. Once signed by an authorized signatory of each Party, the Change Order shall become effective and the Parties shall implement the changes set forth therein promptly after its execution. SLS will not be obligated to initiate the changes described in a Change Order and Novavax will not be obligated to pay for such changes until the Change Order is duly executed by each Party.
1.85.Provision of Novavax Supplied Items. Novavax shall provide Novavax Supplied Items and any additional technical information pertaining thereto as may be required for SLS’ performance of the Services as expressly and specifically set forth in the SOW. For such Novavax Supplied Items, Novavax shall provide SLS with material information in its possession or control concerning health hazards or potential health hazards associated with exposure to or the handling, storage, use or disposal of the Drug Product and Novavax Supplied Items, including, without limitation, the applicable material safety data sheets, and the importer of record shall be mutually agreed and detailed in the SOW. Title to Novavax Supplied Items shall transfer [***] and [***] shall have all risk of loss or damage to all Novavax Supplied Items [***]. Except for the Novavax Supplied Items, SLS, either itself or through an Affiliate or Subcontractor, shall provide, at its own expense unless otherwise provided for in the applicable SOW, all other items needed for SLS’ performance of the Services and its other obligations under this Agreement.
1.86.Raw Materials Procurement. Unless specifically stated otherwise in the applicable SOW, SLS will (either itself or through an Affiliate or Subcontractor), [***], procure all required raw materials as well as consumables other than Novavax Supplied Items (“Raw Materials”) and shall at all times retain [***]. SLS shall, either itself or through an Affiliate or Subcontractor, order such Raw Materials and will ensure such Raw Materials are delivered in time to perform the applicable Services. SLS will, and will cause its Affiliates and Subcontractors to, treat Novavax’ bill of materials, including the Raw Materials included therein, as Confidential Information of Novavax.
1.87.Subcontracting.
2.6.1. The Parties agree that SLS can subcontract or have the SLS’ obligations subcontracted to any of the Affiliates or Subcontractors. The Subcontractors will be approved in accordance with the Quality Agreement. For the Affiliates or

Subcontractors listed hereunder Exhibit B, consent of Novavax is hereby deemed granted in accordance with the Quality Agreement.
2.6.2. The Parties agree that for any additional Subcontractor(s) or Affiliate(s) not included in the said Exhibit B and which are required by SLS in relation to the provision of Services and Drug Products, SLS will provide a [***] prior written notice to Novavax for the engagement of such additional Subcontractor(s) or Affiliate(s). The Parties agree and acknowledge that any such additional Subcontractor(s) or Affiliate(s) may perform SLS’ obligations under this Agreement and the Quality Agreement after the responsible Party completes any GMP-required supplier qualification and Novavax confirms that there are no adverse tax implications which the applicable Party shall use [***] to complete within the said [***] notice period without any unreasonable delay. The Parties agree that any non-Manufacturing services can be assigned by SLS to any Subcontractors without consent of Novavax in accordance with the Quality Agreement.
2.6.3. SLS shall remain responsible for its performance, and for the performance of its Subcontractors and Affiliates hereunder.
Article III

COMMERCIAL MANUFACTURE AND SUPPLY
1.88.General. Pursuant to the terms of this Agreement including the relevant SOW(s), SLS will, itself or through one or more Affiliates or Subcontractors in accordance with Section 2.6 (Subcontracting), Manufacture or have Manufactured and supply/sell Novavax requirements of Drug Product for Development and/or Commercial use and/or sale, as applicable, in the Territory by Novavax and/or its Affiliates or designated Third Parties.
1.89.Specifications and Manufacturing Process. Specifications for a Drug Product shall be specified in an applicable SOW or in the applicable Quality Agreement. SLS may not make any changes to the Specifications or Manufacturing Process for a Drug Product without the [***] consent or agreement of Novavax.
1.90.Drug Product Packing. The Drug Product supplied by SLS, either itself or through an Affiliate or Subcontractor, will include all packaging and labeling in accordance with the requirements set forth in the Specifications, SOW and/or Quality Agreement.
1.91.CDMO Oversight. Novavax has the right to have its personnel at the Facility (“Persons in Plant”) in accordance with the Quality Agreement.
1.92.Quality Agreement. As between the Parties, all matters pertaining to release of a Batch, Quality Control and Quality Assurance, Stability Testing and Waste under this Agreement shall be governed by the Quality Agreement. The terms and conditions of this Agreement which relate to any of the aforementioned matters shall be read and interpreted harmoniously with the terms and conditions of the Quality Agreement, however, in the event of any conflict between any of the terms of this Agreement, and those of the Quality Agreement, the Quality Agreement shall supersede as it relates to quality responsibilities.
Article IV

FORECASTS, PURCHASE ORDERS, DELIVERY, NON-CONFORMING PRODUCT AND RECALLS
1.93.General. Unless otherwise specified in this Agreement or an applicable SOW, this Article 4 governs the procedures and the Parties’ rights and obligations with respect to Forecasts, purchase orders, delivery and rejection and non-conformance of Drug Products provided under this Agreement for Development and/or Commercial purposes including Emergency Use Drug Products.
1.94.Forecast. Unless otherwise specified in the applicable SOW, within [***] after the execution of such SOW, Novavax will provide SLS an initial, non-binding [***] forecast of Novavax anticipated [***] demand for such Drug Product for commercial sale, as may be applicable under Emergency Use Authorization approvals, in the Territory by Novavax, which initial forecast will be non-binding and for planning purposes only (“Initial Forecast”). SLS may request revision of the forecasted quantities of the Drug Product within [***] of receiving the Initial Forecast, and Novavax will be bound to consider SLS’ reasonable revisions in good faith and review the Initial Forecast accordingly. Novavax will update the Forecast no less than [***] before the beginning of each [***] on a [***] basis to enable SLS to engage in capacity planning (“Updated Forecast”). SLS will have the right to review and comment on each update to the Forecast and Novavax will consider SLS’ reasonable comments in good faith.
1.95.Purchase Orders. Novavax will issue firm written purchase orders (“Purchase Orders”) for SLS to Manufacture or have Manufactured and Deliver specified quantities of Drug Products at least [***] prior to the applicable Delivery Date for such Drug Products. Each Purchase Order will specify the quantity of Drug Product being ordered (which will be in whole Batches), the requested delivery date (“Delivery Date”), Novavax purchase order number, and any other information necessary to ensure the timely Manufacture and Delivery of such Drug Product.
1.1.1.Acceptance of Purchase Orders. SLS will review each Purchase Order, and if the quantity of Drug Product requested by Novavax is within the quantity forecasted in the Initial Forecast or an Updated Forecast, as applicable, in such Purchase Order, such Purchase Order shall be accepted by SLS. If the quantity of Drug Product requested by Novavax is in excess of the quantity forecasted in the Initial Forecast or an Updated Forecast (“Additional Quantity”), then the amount which is within the quantity forecasted in the Initial Forecast or an Updated Forecast shall be deemed automatically accepted by SLS and, SLS will, no later than [***] after SLS’ receipt of each such Purchase Order, notify Novavax [***] of SLS’ acceptance or rejection of such Additional Quantity. SLS shall notify Novavax in writing of the actual delivery date for Delivery of Drug Product ordered (including whether SLS agrees to supply any Additional Quantity) under such Purchase Order within [***] of receipt of the Purchase Order (or [***] if such Purchase Order requested Additional Quality). If SLS fails to provide such notice to Novavax within such applicable period, then such Purchase Order will automatically be accepted for delivery upon the Delivery Date specified in such Purchase Order.
1.1.2.Modification of Purchase Orders. Novavax may adjust the quantity of Drug Product to be delivered under a particular Purchase Order by [***] notice to SLS; provided, however, that Novavax will reimburse SLS for all incurred, non-cancelable and reasonable expenses related to any cancelled Drug Products; provided further, however, that SLS will use [***] to mitigate any such expenses.

1.1.3.No Other Terms. No terms, provisions, or conditions of any Purchase Order or other business form or written authorization used by Novavax or SLS will have any effect on the rights, duties, or obligations of the Parties under or otherwise modify this Agreement or any Purchase Order, regardless of any failure of Novavax or SLS to object to such terms, provisions, or conditions.
1.96.Delivery. SLS will deliver [***]. Title and risk of loss or damage to Drug Products will [***]. SLS will Manufacture or have Manufactured, either itself or through an Affiliate or Subcontractor, and Deliver the Drug Product specified in an accepted Purchase Order for Delivery on the applicable Delivery Date, or such other extended delivery date mutually agreed to between the Parties in accordance with Section 4.4.3.
1.1.1.Delivery Responsibilities. SLS will [***] notify Novavax when an order of Drug Product is ready to be shipped. SLS, either itself or through an Affiliate or Subcontractor, will be responsible for appropriate packaging (including satisfying all requirements in each country in the Territory for Drug Products supplied in such country and in accordance with the Quality Agreement), labelling, and issuance of carrier’s declaration for all Drug Products shipped under this Agreement. SLS and Novavax will ensure that each of their respective employees involved in activities related to shipments (and in the case of Novavax, receipt of shipments) of Drug Product have received adequate training to properly handle such Drug Product.
1.1.2.Without derogating from Section 4.4, SLS is aware that Novavax may reasonably request SLS to deliver the Drug Product to a designee of Novavax in certain specified countries. The quantities and delivery obligations for such supply of Drug Product shall be mutually agreed between the Parties under the relevant SOW.
1.1.3.Storage. Novavax shall [***] take delivery of Batches of the Drug Product at [***] and shall be solely responsible for activities in relation thereto. If Novavax fails to make arrangements to take delivery of any Drug Products on the applicable Delivery Date, then, at SLS’ sole discretion, and subject to SLS’ storage capacity, SLS may temporarily store such Drug Products in accordance with the Quality Agreement and invoice Novavax on a [***] basis for all actual reasonable costs and expenses incurred in storing such Drug Products as specified in the applicable SOW until [***].
1.1.4.Failure to Satisfy Delivery Date.
SLS [***] will notify Novavax if SLS believes it will not deliver all or any portion of the Drug Products on the delivery date specified in the applicable Purchase Order. In the event of a delay or failure to supply as per the delivery schedule (“Supply Failure”), both the Parties shall mutually agree on the path forward. SLS shall not be liable for any delay or failure in the supply of all or any portion of the Drug Products, on the delivery date specified in the applicable Purchase Order, which is due to [***].
1.97.Non-Conforming Batches. Novavax will have the right to inspect and determine whether each Batch conforms to the applicable Drug Product Requirements. During the [***] period after Delivery of each Batch or after release of Batch, whichever occurs later, Novavax may reject any Batch that does not conform to the applicable Drug Product Requirements by providing written notice thereof to SLS; provided, however, that with respect to any Batch that includes a Manufacturing Defect, such [***] period shall not commence until Novavax has actual knowledge of such Manufacturing Defect.

Any claim by Novavax that Drug Product does not meet the Drug Product Requirements must be made [***] to SLS within such applicable [***] period. Upon Novavax [***] notification to SLS of Novavax rejection of a Batch, and upon review and agreement by SLS’ quality assurance department, Novavax will be entitled to the remedies under Section 4.6 (Remedies for Non-Conforming Batches) with respect to such Batch.
1.1.1.Non-Conformance Disputes. In the event of a disagreement between the Parties concerning whether or not a Batch meets the applicable Drug Product Requirements under Section 4.5, Novavax and SLS will appoint an [***] to undertake analysis of the Batch to determine whether or not it meets the applicable Drug Product Requirements. Each Party will [***] cooperate with and provide all information, documentation, and materials in its power or possession relevant to the disagreement to [***]. The findings of [***] will be binding on the Parties, except in the case of a manifest error on the part of [***]. All costs and expenses incurred by [***] under this Section 4.5.1 (Non-Conformance Disputes) shall be borne by [***], provided however such costs and expenses shall be borne by [***] if [***].
1.98.Remedies for Non-Conforming Batches or Short Orders. Subject to Section 4.5 (NonConforming Batches), if any Delivery to Novavax of (a) a Batch is timely rejected by Novavax or discovered to contain a Manufacturing Defect, in each case, in accordance with Section 4.5 (Non-Conforming Batches) or (b) any quantity of Drug Product is short against the quantity specified in a Purchase Order, then in each case ((a) or (b)), SLS will, [***], replace, [***], the short or nonconforming Drug Product with Drug Product that conforms to the Drug Product Requirements by a date mutually agreed by the Parties or refund to Novavax the amounts paid by Novavax for any non-conforming Drug Product. SLS will instruct Novavax to destroy or return any nonconforming Batch to SLS, in each case, [***]. SLS will instruct Novavax to destroy or return any non-conforming Drug Product at SLS’ election and provide Novavax with a destruction certificate.
1.99.Latent Defects, Pharmacovigilance, Adverse Events and Recalls. Both Parties confirm that since
(i)SLS, either itself or through an Affiliate or Subcontractor is performing this Agreement solely in the capacity of a contract manufacturer; and
(ii)Novavax owns, controls and shall provide SLS with the Novavax Supplied Items (including Antigen and Adjuvant Components); and
(iii)Novavax shall have the right to inspect and determine whether each Batch conforms to the applicable Drug Product Requirements in accordance with Section 4.5.
(iv)Novavax will have sole right, duty obligation and discretion, over handling any and all claims related to (a) any Latent Defects in the Drug Products, (b) all pharmacovigilance activities, (b) any adverse events notifications and complaints, and (c) whether and under what circumstances to require a Recall of the Drug Product in a country in the Territory.
[***] will be responsible for all costs and expenses associated with any Recall, except to the extent Recall results from SLS’ failure to Manufacture or have Manufactured the Drug Product in accordance with the GMP, in which case then [***] will be responsible for costs and expenses associated with such Recall.

1.100.Conditions for Manufacture, Supply and Delivery of Drug Product by SLS.
1.1.4.SLS shall commence Manufacturing operations, either itself or through an Affiliate or Subcontractor, and shall supply and Deliver the Drug Product only after it receives all necessary approvals, authorizations, permissions, licenses or any other requirements, conditions or approvals of the Regulatory Authority / Government Authority in India.
1.1.5.Novavax confirms that the Manufacture, supply and Delivery obligations of SLS in relation to the Drug Product under each and every SOW are entirely subject to receipt by SLS of all necessary and applicable authorisations from the Regulatory Authority / Government Authority, including any export permissions and / or any other requirements, conditions or approvals in India.
1.1.6.Novavax confirms that unless conditions stipulated under Section 4.8.1 and Section 4.8.2 are satisfied for a SOW, any delay or non-performance by SLS of any of the terms and conditions of such SOW shall not be construed as breach by SLS and Novavax hereby waives, and holds SLS harmless for any claims in relation thereto as long as SLS is using [***] to meet such conditions.
Article V

REGULATORY MATTERS GOVERNING PERFORMANCE OF PARTIES SPECIFIC AND
RESTRICTED TO THIS AGREEMENT
1.1.Regulatory Approvals. Specific and restricted to the context of this Agreement, SLS, either itself or through an Affiliate or Subcontractor, will be [***] responsible for obtaining and maintaining any permits or other Regulatory Approvals required under Applicable Law to Manufacture or have Manufactured the Drug Product. SLS will (i) provide necessary documentation for Novavax with respect to SLS’ drug master files as set forth in Section 5.2 (Right of Reference) and/or (ii) develop investigational medicinal product dossiers (IMPDs) and chemistry, manufacturing and controls (CMC) sections, as required to support program needs, in each case, without incremental charge to Novavax. All such documents shall be available in English, and, if translated from another language, certified to be accurate and complete by a Third Party provider of translation services qualified by SLS and approved by Novavax (“Certified Translation”). If Novavax requires such documentation to be translated into a nonEnglish language, then SLS will provide a Certified Translation in the language requested by Novavax as a Service at [***] cost pursuant to a mutually agreed SOW.
1.2.Documentation for Drug Product Master File. At [***] expense, SLS, either itself or through an Affiliate or Subcontractor, will maintain and keep updated drug master files for the Drug Product. SLS shall provide all necessary documentation to Novavax with respect to the Drug Product master files for use in regulatory filings related to the Drug Product. At Novavax written request, SLS will take other reasonable as may be requested by any Regulatory Authorities to give Novavax the benefit of such master files.
1.3.Records and Accounting by SLS. SLS will keep and shall ensure that each Affiliate and Subcontractor keeps records of the Manufacture (including production data), testing, and shipping of each Batch and retain samples of all Batches in accordance with the Quality Agreement.

1.4.Audits and Regulatory Inspections. Audits and Regulatory Inspections of the Facilities and Affiliate/Subcontractor facilities will be conducted as specified in the Quality Agreement. Novavax will execute any [***] confidentiality agreement required by any Affiliate or Subcontractor in connection with such visit, audit or inspection of the Facility of such Affiliate or Subcontractor, and will comply with such Affiliate’s or Subcontractor’s reasonable rules and regulations. In the event Novavax foresees the existence of an operational issue in the Manufacture of any component of the Drug Product that Novavax [***] believes [***] may result in a GMP or other regulatory deficiency or failure of SLS to meet its obligations under this Agreement or the Quality Agreement (such as failure of a Drug Product to meet the Drug Product Requirements), then Parties shall agree mutually to conduct joint inspections.
1.5.Notification of Regulatory Inspections. If any Governmental Authority provides SLS notice of its intent to conduct an inspection or investigation, or to take any other type of regulatory action with respect to any Facility under the Agreement, then SLS will give Novavax notice [***]. SLS will provide to Novavax all information and findings pertaining thereto no later than [***] after receipt. If the inspection or investigation relates to Drug Product, then Novavax shall be entitled to be present during any such inspection or investigation.
1.6.Reports. SLS will supply [***] such necessary and applicable data reasonably in its control relating to the Drug Products, including release test results, complaint test results, and all investigations (in Manufacturing, testing, and storage), that Novavax requires or otherwise requests in order to complete any filing with any Regulatory Authority. Further, SLS will provide Novavax with written reports in the format reasonably required by Novavax and hold meetings with Novavax Representatives [***] on the progress of any Services at Novavax request and as provided for in the relevant SOW.
1.7.Complaints. In connection with any Drug Product complaints or customer communications reasonably relating to the Services that are received by SLS, SLS will [***] report such to Novavax. In addition to what is agreed between the Parties under the Quality Agreement, for the sake of clarity, it is reiterated that Novavax shall be solely responsible obligated and responsible to conduct investigation of any such complaints and otherwise handle all claims or complaints towards any Latent Defects in the Drug Products, or any adverse events notifications, or and Drug Product recalls.
Article VI

PAYMENTS
1.1.Payments.
1.1.1.Invoice and Payment. SLS will issue to Novavax a written invoice (i) in accordance with each SOW or (ii) upon Delivery of the Drug Product set forth in a Purchase Order, and Novavax will pay SLS all undisputed amounts within [***] of receipt of each such invoice. All invoices issued and payments to be made between the Parties under this Agreement shall be made in Dollars and shall be paid by wire transfer in immediately available funds to a bank account designated by the receiving Party. If, due to restrictions or prohibitions imposed by national or international authority, a given payment cannot be made as provided in this Section 6.1 (Payments), then the Parties will consult with a view to finding a prompt and acceptable solution. Upon agreement of the Parties in a SOW, Novavax may deliver such payment in the relevant country and in the local currency of the relevant country.

1.8.Taxes.
1.1.2.Responsibility. Except as expressly set forth in Section 6.2.2 (Withholding Taxes) and stated below, each Party will pay any and all taxes levied by Applicable Law on account of all payments received by such Party from the other Party or any third party as a result of this Agreement, including all taxes based on any net income of such Party.
1.1.3.Withholding Taxes. SLS will provide such information and documentation to Novavax as are [***] requested by Novavax to determine if any withholding taxes apply to any payments to be made by Novavax to SLS under this Agreement. If any taxes are required to be withheld with respect to any such payments to be made by Novavax to SLS under this Agreement, Novavax will: (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, (c) send evidence of the obligation together with proof of tax payment to SLS on a [***] basis following such tax payment, and (d) if applicable, [***] assist SLS in its efforts to obtain a reduced withholding tax rate or a refund or credit for such tax payment. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty that is in effect. The Parties will discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with Applicable Law.
1.1.4.Each Party shall be responsible with respect to any and all of its respective Indirect Tax liabilities arising out of this Agreement.
1.1.5.Cooperation. The Parties will cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax, and other similar taxes) in connection with payments to be made under this Agreement. Further, both Parties acknowledge and agree that in the event of any enquiry, scrutiny, audit, assessment or any other tax proceedings are initiated, it shall [***] co-operate with the other by furnishing the relevant information related to the sale of goods as a result of this Agreement on [***] basis as may be required from time to time.
1.1.Financial Reports
SLS shall furnish a certificate from its Certified Auditors for the calculation of amounts as payable under Section 6.1.1 for every [***] (the “[***] Certificates”) within [***] of end of each such [***]. As used herein, “Certified Auditors” means an auditor firm duly licensed to practice as an auditor and whose lead individual responsible for [***] audits will have a minimum of ten years of experience similarly auditing for biotechnology, biopharma or pharmaceutical companies and who is responsible and liable under Applicable Law.
Article VII

INTELLECTUAL PROPERTY
1.9.Background Intellectual Property. This Agreement does not affect the ownership of a Party’s Background Intellectual Property which remains the property of such Party (or its licensors). SLS does not acquire a license or any other right to Novavax Background Intellectual Property except for the limited purpose of carrying out its duties and obligations under this Agreement or SOW as set forth in Section 7.4.1 (Novavax as Licensor).
1.10.Ownership of Improvements.
1.1.1.[***] shall own all right in and title to [***]. Any [***] necessary for [***] to perform this Agreement shall be promptly disclosed to [***]. In the event [***], either itself or through an Affiliate or Subcontractor, conceives, develops or reduces to practice during the Term any [***], then [***] shall promptly disclose in writing to Novavax any such [***]. [***] assigns (and if required shall enter into contracts with its Subcontractors / Affiliates pursuant to which the Subcontractors / Affiliates shall assign to [***] to effect the intent of this provision) right, title and interest in and to any [***].
1.1.2.[***] shall own all right in and title to [***], either alone, or jointly with its Affiliates.
1.1.Rights in Intellectual Property. The Party who owns a particular [***], shall have the worldwide right to control the drafting, filing, prosecution, defense, maintenance and enforcement of patents or other Intellectual Property rights covering or claiming such [***], including decisions about the countries in which to file patent applications. Patent costs associated with the patent activities described in this Section shall be borne by the applicable owner in the case of an [***] owned solely by such Party.
1.2.License Grant; Covenant Not to Sue.
1.1.3.Novavax as Licensor. During the term of this Agreement, Novavax hereby grants to SLS a non-exclusive, transferable (only in conjunction with a permitted assignment under Section 13.3), paid-up, royalty free, license to SLS, its Affiliates (sublicensable to their respective Subcontractors) to use Novavax Background Intellectual Property, Novavax Supplied Items, Know How, and Novavax Improvements only to the extent necessary to carry out its duties and obligations of Product Development and Manufacture of the Drug Product by SLS, either itself or through an Affiliate or Subcontractor, under this Agreement or the applicable SOW.
1.1.4.Covenant Not to Sue. SLS on behalf of itself, and its Affiliates, hereby covenants not to assert or cause to be asserted, and will cause its Affiliates and Subcontractors not to assert or cause to be asserted, against any Covenant Beneficiary, [***]. Each Covenant Beneficiary that is not a party to this Agreement is a third party beneficiary solely of this Section 7.4.2 (Covenant Not to Sue). If SLS or any of its Affiliates sells, assigns, exclusively licenses, transfers or otherwise grants any right under any SLS Improvement to a Third Party, then SLS or such Affiliate, as applicable, will require such purchaser, assignee, licensee, or transferee to agree in writing to be bound by the same covenant to the same extent as made by SLS and its Affiliates in this Section 7.4.2.
Article VIII

CONFIDENTIALITY
1.1.Definition. “Confidential Information” means the terms and provisions of this Agreement and other Know-How, trade secrets, inventions, materials, and other proprietary information and data of a financial, commercial, or technical nature (in whatever form) that a Party (“Disclosing Party”) or any of its Affiliates has supplied or otherwise made available to the other Party (“Receiving Party”) or its Affiliates, which are disclosed in writing or orally and whether or not specifically marked or designated by the Disclosing Party as confidential. For clarity, Novavax Confidential Information includes Novavax Supplied Items and all other data, information and Know-How associated therewith. For clarity, SLS’ Confidential Information includes (i) all data, information and Know-How owned or controlled by SLS (including all data, information and Know-How owned or controlled by an Affiliate / Subcontractor) in relation to any Development or Manufacturing activities at its Facilities or the Facilities of a Subcontractor or Affiliate, (ii) all records, reports books of accounts maintained by SLS in the performance of this Agreement and any SOW, and (iii) any non-public information or data that may be disclosed to or shared with, or to which Novavax or any of its Affiliates or any other Third Party acting on its behalf (including any auditors appointed by Novavax) may be exposed to during any site visits or inspection visits or regulatory visits at any of SLS’ and / or a Subcontractor’s Facilities (as the case may be).
1.2.Obligations. The Receiving Party will (a) protect all Confidential Information of the Disclosing Party against unauthorized disclosure to Third Parties and (b) not use or disclose the Confidential Information of the Disclosing Party, except as permitted by or in furtherance of exercising rights or carrying out obligations hereunder. The Receiving Party will treat all Confidential Information provided by the Disclosing Party with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care. The Receiving Party may disclose the terms and conditions of this Agreement and the Confidential Information to its Affiliates, and their respective directors, officers, employees, Subcontractors, sublicensees, consultants, attorneys, accountants, banks, financial advisors, funders and investors (collectively, “Representatives”) who have an absolute need- to-know such information to carry out the activities and transactions or to exercise its rights contemplated by this Agreement , provided that the such Representatives are bound by written obligations of confidentiality at least as restrictive as those set forth in this Agreement. Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.
1.3.Exceptions to Confidentiality. The obligations under this Article 8 (Confidentiality) will not apply to any information to the extent the Receiving Party can demonstrate by competent evidence that such information:
1.1.1.is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Receiving Party or any Representatives to whom it disclosed such information;
1.1.2.was known to, or was otherwise in the possession of, the Receiving Party prior to the time of disclosure by the Disclosing Party;
1.1.3.is disclosed to the Receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party; or
1.1.4.is independently developed by or on behalf of the Receiving Party or any of its Affiliates, as evidenced by its written records, without use or access to the Confidential Information.
1.4.Permitted Disclosures.

1.1.1.Compliance with Law. The Receiving Party may disclose Confidential Information of the Disclosing Party that the Receiving Party is required to disclose under Applicable Laws or a court order or other governmental order, provided that the Receiving Party: (a) provides the Disclosing Party with [***] notice of such disclosure requirement; (b) affords the Disclosing Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure; and (c) if the Disclosing Party is unsuccessful in its efforts pursuant to point (b) hereinabove, discloses only that portion of the Confidential Information that the Receiving Party is legally required to disclose as advised by the Receiving Party’s legal counsel.
1.1.2.SEC Filings and Other Disclosures. Novavax may disclose such [***] redacted terms of this Agreement (after SLS having reviewed and commented on the same) only to the extent in the [***] opinion of Novavax or its outside legal counsel required to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or similar security regulatory authorities in other countries. If Novavax must disclose this Agreement or any of the terms hereof in accordance with the preceding sentence, then Novavax agrees, [***], to seek confidential treatment of portions of this Agreement or such terms as may be [***] requested by SLS, and to cause all Persons to whom any terms of this Agreement are disclosed to be bound by written obligations of confidentiality and non-use no less stringent than the confidentiality terms of this Agreement.
1.1.3.Other Permitted Disclosure. Notwithstanding the restrictions set forth in this Article 8 (Confidentiality), Novavax may disclose the terms and provisions of this Agreement to any Third Party in connection with any actual or bona fide prospective acquisition, merger, financing, transfer or sale of all or substantially all of the assets of the business of Novavax to which this Agreement relates as permitted under Section 13.3 (Assignment); provided that such Third Party is bound by written obligations of confidentiality at least as restrictive as those set forth in this Agreement. Novavax agrees that in the event it is requested to disclose any portion of SLS’ Confidential Information to such Third Party for the context laid out above, then, it must secure [***] consent from SLS [***], failure of which shall be a considered a breach of the terms of confidentiality of this Agreement.
1.1.4.Continuing Confidentiality Obligations. If and whenever any Confidential Information is disclosed in accordance with this Section 8.4 (Permitted Disclosures), such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).
1.5.Ongoing Obligation for Confidentiality. Upon expiration or termination of this Agreement, the Receiving Party will, and will cause its Representatives to, destroy, delete, or return (as requested by the Disclosing Party and any such destruction or deletion shall be certified by the Receiving Party in writing) any Confidential Information of the Disclosing Party, except for one copy, which may be retained in its confidential files for archive purposes. Notwithstanding the foregoing, the obligations set forth under this Section shall survive the termination or expiration for [***].

Article IX

REPRESENTATIONS, WARRANTIES, AND COVENANTS
1.6.Representations, Warranties and Covenants of Each Party. Each Party represents, warrants and covenants that:
1.1.5.it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;
1.1.6.it has full corporate power and authority to execute, deliver, and perform under this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;
1.1.7.this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;
1.1.8.all consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained in connection with this Agreement have been obtained; and
1.1.9.the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or result in a breach of any provision of its organizational documents; (b) result in a breach of any agreement to which it is a party that would impair the performance of its obligations hereunder; or (c) violate any Applicable Laws.
1.7.Representations, Warranties and Covenants of SLS. SLS represents, warrants and covenants that:
1.1.5.neither it nor any Person acting for or on behalf of SLS will, in connection with the performance of this Agreement, (i) use any funds for contributions, gifts, entertainment, or other payments related to political activity or (ii) make any payment to any government official, in each case in violation of any Applicable Law;
1.1.6.(i) neither it nor any Affiliate / Subcontractor has been debarred under the provisions of the Applicable Law, or by any Regulatory Authority, (ii) neither it nor any Affiliate / Subcontractor will use in any capacity, in connection with the performance of this Agreement, any Person who has been debarred pursuant to the foregoing, and (iii) if at any time during the term of this Agreement, it or any Person engaged by SLS to perform this Agreement (a) becomes debarred, or (b) receives notice of action or threat of action with respect to its debarment, SLS shall notify Novavax immediately, and Novavax shall have the right to terminate this Agreement immediately.
1.8.Batch Warranties. SLS warrants that all Batches Manufactured, either by itself or through Subcontractor, under this Agreement will:

1.1.10.for Batches delivered for Commercial use, be Delivered with full title and with the applicable Certificate of Analysis, Certificate of Conformance, Master Batch Record, applicable master safety data sheet, and additional Batch-related documentation identified in the Quality Agreement;
1.1.11.be Manufactured in accordance with GMP or otherwise in accordance with all Applicable Law and the terms of the applicable Quality Agreement;
1.1.12.at the time of the Delivery, conform to the applicable Specifications in all respects.
1.9.Representations, Warranties and Covenants of Novavax. Novavax represents, warrants and covenants that:
1.1.1.All Novavax Background Intellectual Property, Novavax Supplied Items (including the Antigen), other Raw Materials and any Know-How provided to SLS under this Agreement or under any SOW have been Manufactured by Novavax (or procured from a Third Party manufacturing them, as the case may be), strictly in accordance with all Applicable Laws and GMP;
1.1.2.Novavax controls or has all such right title and interest in the Novavax Background Intellectual Property, Novavax Supplied Items (including the Antigen), other Raw Materials and any Know-How, as may necessary for Supply to and use by SLS, either itself or through an Affiliate or Subcontractor, thereof, for the performance of SLS’ obligations under this Agreement; and
1.1.3.Supply to and use by SLS, either itself or through an Affiliate or Subcontractor, of any Novavax Background Intellectual Property, Novavax Supplied Items (including the Antigen), other Raw Materials and any Know-How for the Development or Manufacture of the Drug Products under this Agreement or any SOW - (i) free of any Third Party lien, (ii) does not infringe any valid Third Party Intellectual Property Rights, (iii) is not in violation of any agreement or other contractual arrangement by which Novavax may be bound and (iv) is compliant with all Applicable Laws which may apply the Agreement.
1.10.DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.
1.11.NO CONSEQUENTIAL DAMAGES. EXCEPT FOR DAMAGES RESULTING FROM (A) BREACHES OF ARTICLE 8 (CONFIDENTIALITY) OR (B) INDEMNIFIABLE CLAIMS UNDER ARTICLE 10 (INDEMNIFICATION; INSURANCE), IN NO EVENT WILL EITHER PARTY HAVE ANY CLAIMS AGAINST OR LIABILITY TO THE OTHER PARTY WITH RESPECT TO ANY [***].
Article X

INDEMNIFICATION; INSURANCE
1.12.Indemnification by SLS. SLS will indemnify, defend, and hold harmless Novavax and its Affiliates and their respective officers, directors, employees, successors, and permitted assigns, (each a “Novavax Indemnified Party”) from and against any and all losses, liabilities, damages, costs, fees, and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) suffered by any Novavax Indemnified Party in connection with any suits or claims brought by any Third Party (“Claims”) arising out of or resulting from (in each case, except to the extent arising out of or resulting from any Novavax Indemnified Party’s negligence or willful misconduct, or any Latent Defects in any of the Antigen or Adjuvant as provided by Novavax):
1.1.7.[***]
1.1.8.[***]
1.1.9.[***]
1.1.10.[***]
1.1.11.[***]
1.1.12.[***]
1.13.Indemnification by Novavax. Novavax will indemnify, defend, and hold harmless SLS and its Affiliates and their respective officers, Subcontractors, directors, employees, successors, and permitted assigns (each, a “SLS Indemnified Party”) from and against Losses suffered by any SLS Indemnified Party in connection with any Claims arising out of or resulting from (in each case, except to the extent arising out of or resulting from any SLS Indemnified Party’s negligence or willful misconduct):
1.1.1.[***]
1.1.2.[***]
1.1.3.[***]
1.1.4.[***]
1.1.5.[***]
1.1.6.[***]
1.1.7.[***]
1.14.Indemnification Procedure. In connection with any Claim for which an Indemnified Party seeks indemnification from the other Party pursuant to this Agreement, the Indemnified Party will: (a) give the other Party [***] written notice of the Claim; provided, however, that failure to provide such notice will not relieve the other Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the other Party, at [***] expense, in connection with the defense and settlement of the Claim; and (c) permit the other Party to control the defense and settlement of the Claim; provided, however, that the other Party may not settle the Claim without the Indemnified Party’s [***] consent [***], if such settlement [***]. Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by counsel of its selection and at [***] expense.

1.15.Insurance. SLS and Novavax, each at their own expense, shall obtain and thereafter maintain during the Term and thereafter all necessary insurance covering each Party’s performance under this Agreement, as may be applicable to each Party under the respective Applicable Law. Each Party shall provide the other a certificate of insurance upon the written request of the other Party.
Article XI

TERM AND TERMINATION
1.16.Term. This Agreement will commence upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 11 (Term and Termination), will continue in full force and effect until three (3) years or until two (2) years following the date of expiration or termination of the last SOW, whichever is later (“Term”).
1.17.Termination for Cause.
1.1.8.Either Party (“Non-Breaching Party”) will have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in the event the other Party breaches (“Breaching Party”) any of its material obligations hereunder and fails to cure such breach within [***] after receiving notice thereof; provided, however, that (a) if the breach by its nature is not curable, then the NonBreaching Party will be entitled to seek such relief within [***] of providing written notice to the Breaching Party, and (b) if such breach by its nature is curable, then such period will be extended as and for so long as the Breaching Party is making [***] to cure such breach, but in no event will such additional period exceed [***] (that is, for a total cure period of up to [***]) (“Cure Period”), in each case (a) and (b), at the end of which such termination shall become effective, unless, such allegedly breaching Party disputes such breach in accordance with Section 11.2.2 below. Any termination by a Party under this Section 11.2 (Termination for Cause) will be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.
1.1.9.If the Parties [***] disagree as to whether there has been a material breach, including whether such breach was material or curable, the Party that disputes whether there has been a material / curable breach may contest the allegation in accordance with Section 13.2 (Dispute Resolution). Notwithstanding anything to the contrary in Section 11.2.1, if a Party contests the allegation in accordance with Section 13.2, the Cure Period for any dispute will extend from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party until the end of the escalation period stipulated under Section 13.2.2, and it is understood and acknowledged that, during such period, all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.
1.18.Termination and Bankruptcy. This Agreement may be terminated by a Party [***] to the other Party if the other Party files a petition in bankruptcy or of insolvency, or is adjudicated insolvent, or takes advantage of the insolvency law in any state or country, or makes an assignment for the benefit of creditors, or a receiver, trustee or other court officer is applied for or appointed for its property.
1.19.Termination for Change of Control of Novavax. SLS shall have the right, in its sole discretion to terminate this Agreement by a [***] to Novavax, in the event Novavax undergoes a change of control event as stipulated under Section 13.3 (b) and the party acquiring or merging with or in any other manner controlling Novavax [***].
1.20.Termination by Mutual Consent. In the event, the applicable Regulatory Authority in the Territory does not approve any of the Drug Products (or any other product containing or comprised of any of the Drug Products) for marketing or distribution or withdraws marketing or distribution approval, or SLS fails to maintain the consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to Manufacture the Drug Products then both Parties may mutually agree in good faith to decide the path forward.
1.21.Termination of SOWs for Convenience. Any right for a Party to terminate a SOW for convenience shall be set forth in the applicable SOW
Article XII

EFFECTS OF TERMINATION
1.22.Accrued Rights. Expiration or termination of this Agreement will not relieve the Parties of any liability that accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, and any such expiration or termination will be without prejudice to the rights of either Party against the other, provided that SLS, unless otherwise requested by Novavax, will use its [***] to cancel, any third party obligations for, or repurpose for other uses by SLS, either itself or through an Affiliate or Subcontractor, any Raw Materials or capacity, for which Novavax may owe an obligation of reimbursement to SLS.
1.23.Return of Confidential Information. Upon the expiration or termination of this Agreement, the Receiving Party will return to the Disclosing Party (or, as directed by the Disclosing Party, destroy, at the [***] sole cost, in which case, the Receiving Party shall certify any such destruction in writing) all Confidential Information of the Disclosing Party that is in the Receiving Party’s possession or under its control (other than any Confidential Information required to continue to exercise a Party’s rights that survive termination of this Agreement). Notwithstanding the foregoing, the Receiving Party shall not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business and shall be entitled to retain in its possession one copy of such Confidential Information, solely to the extent necessary to comply with Applicable Law and to monitor its continuing obligations under the Agreement, and provided further that in each instance, all terms of confidentiality, non-use and non-disclosure shall continue to govern the Confidential Information so retained by the Receiving Party.
1.24.Survival. The following provisions, as well as any other provisions which by their nature are intended to survive termination or expiration, will survive termination or expiration of this Agreement: Article 1 (Definitions); Section 4.7 (Latent Defects, Pharmacovigilance, Adverse Events and Recalls) Article 6 (Payments); Article 7~~Art~~i~~c~~le ~~7Art~~i~~c~~le ~~7~~ (Intellectual Property); Article 8 (Confidentiality); Article 9 (Representations, Warranties, and Covenants), Article 10 (Indemnification and Insurance); Article 12 (Effect of Termination); Article 13 (Miscellaneous).

Article XIII

MISCELLANEOUS
1.25.No Third Party Obligation on SLS
1.1.1. 1Novavax expressly agrees that SLS is performing its obligations under this Agreement, either itself or through an Affiliate or Subcontractor, solely in the capacity of a contract manufacturer to supply the Drug Product quantities mutually agreed between the Parties under a SOW. SLS shall not be bound by or obligated to any Third Party to fulfill any Drug Product supply commitments or assurances or covenants as a result of this Agreement, whether as of Effective Date, or at any time during the Term, which are given by Novavax to any Third Party, including without limitation to any Government Authority / Regulatory Authority in any country within the Territory, or any international for-profit organization or any international non-profit organization or any statutory or governmental entity or any other private or public corporation, and Novavax shall be solely obligated to fulfill any and all of its covenants to any such Third Party without any recourse to SLS.
1.1.2.For the sake of clarity, by executing this Agreement, SLS shall not, either directly, or by any implication, be responsible for or become to a party to, any obligations, commitments, promises or other assurances by Novavax to any Third Party in relation to the supply of the Drug Product, and Novavax indemnifies and holds SLS harmless against any claims from any such Third Party in relation thereto.
1.26.Dispute Resolution.
1.1.1.Disputes Generally. The Parties recognize that a dispute may arise relating to this Agreement. In the event of a dispute, the Project Managers will negotiate [***] to settle any such dispute. If the Project Managers are unable to resolve a dispute within [***], then either Party may escalate the dispute pursuant to Section 13.2.2.
1.1.2.Escalation. [***] after the written request of either Party, each of the Parties will appoint a designated representative with appropriate seniority, experience, and authority to meet in person or by telephone to attempt [***] to resolve any dispute that arises under this Agreement. If the designated representatives do not resolve the dispute within [***] of such request, then either Party may commence legal proceedings in accordance with Section 13.5 below.
1.27.a. Assignment. No Party hereto may assign any right or obligation hereunder to a Third Party without the [***] consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign this Agreement, or all of its rights or obligations hereunder to any Affiliate of such Party and shall notify the other Party in writing of such assignment thereafter, in which event, the assigning Party hereby guarantees the performance by such Affiliates of such Party’s obligations under this Agreement and will cause such assignee Affiliate to comply with the provisions of this Agreement in connection with such performance.
b. Change of Control. Subject to [***] notice to SLS, Novavax may assign this Agreement, or all of its rights or obligations hereunder and thereunder to any Affiliate of Novavax, or to any Person that acquires all or substantially all of the stock or assets of the business to which this Agreement relates (by merger, stock or asset purchase, operation of law, or otherwise), provided that such Third Party acquiring Novavax shall be bound by the terms and conditions of this Agreement and accordingly be obligated to perform all the obligations and responsibilities of Novavax under this Agreement, and provided further that, in the event of any failure of any such party acquiring or merging with Novavax to comply with the provisions of this Section 13.3b., [***].
c. Successors and Assigns. This Agreement will be binding on and insure to the benefit of the Parties, their executors, administrators, successors and permitted assigns.
1.28.Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.
1.29.Governing Law; Jurisdiction. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the [***] without regard to conflict of law principles thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to any Purchase Order made pursuant to this Agreement.
1.30.Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.
1.31.Relationship of the Parties. Nothing contained in this Agreement will be deemed to constitute a partnership, joint venture, or legal entity of any type between SLS and Novavax, or to constitute one Party as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give any Party the power or authority to act for, bind, or commit the other Party.
1.32.Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
1.33.Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested); or (c) sent by email to the addressee, and marked as “Notice” under this Section 13.9, provided sender receives electronic confirmation of receipt by such recipient, or (d) when received by the addressee, if sent by an internationally recognized overnight delivery service, receipt requested, in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by written notice):

If to SLS:
Serum Life Sciences Ltd.
12 New Fetter Lane, London, United Kingdom, EC4A 1JP
If to Novavax:
Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878
Attn: [***]
E: [***]
1.34.Further Assurances. Novavax and SLS hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge, and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.
1.35.No Third Party Beneficiary Rights. Except as expressly provided in this Agreement, this Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.
1.36.Entire Agreement. This Agreement, together with its Exhibits, SOWs, and the Quality Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter. In the event of any conflict between a material provision of this Agreement, any Exhibit hereto and/or SOW, the order of precedence shall be as follows: Agreement, the Exhibit and the SOW, unless any such conflict is specifically and expressly identified in the applicable a SOW, in which case, such conflicting provision shall control. Notwithstanding the foregoing, the Quality Agreement shall control with respect to all quality matters.
1.37.Force Majeure. Neither Party will be liable or deemed in default for failure to perform any duty or obligation that such Party may have under this Agreement where such failure has been occasioned by any act of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest, other factors that affect the supply or procurement of Raw Materials, or intervention of any Governmental Authority (“Force Majeure”), and which is beyond its reasonable control; provided that the Party affected will [***].
1.38.Cumulative Remedies. Except as otherwise set forth in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
1.39.Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.
1.40.Construction; Rules of Construction. Interpretation of this Agreement will be governed by the following rules of construction: (a) words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires; (b) references to the terms “Section,” or “clause” are to a Section of this Agreement unless otherwise specified; (c) the terms “hereof,” “hereby,” “hereto,” and derivative or clause or similar words refer to this entire Agreement; (d) the word “including” and words of similar import when used in this Agreement will mean “including without limitation,” unless otherwise specified; (e) the word “or” will not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) the titles and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement; (h) the word “will” will be construed to have the same meaning and effect as the word “shall”; (i) references to “days” will mean calendar days, unless otherwise specified; and (j) a reference to any Person includes such Person’s successors and permitted assigns.
1.41.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures will be deemed to bind each Party as if they were original signatures.
[Signature page follows on the next page]

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.
SERUM LIFESCIENCES LIMITED

By: [***]
(Signature)

Name: [***]
Title: [***]
NOVAVAX, INC.

By: /s/ John A. Herrmann III
(Signature)
Name: John A. Herrmann III
Title: EVP, CLO

EXHIBIT A
FACILITIES
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix setting forth facilities rights has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendixes to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]
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EXHIBIT B
SUBCONTRACTORS
[Pursuant to Regulation S-K, Item 601(a)(5), this Appendix setting forth the list of subcontractors has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted appendixes to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]
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